Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-271321) of our report dated April 1, 2024, of Mangoceuticals, Inc. (the “Company”) relating to the audit of the consolidated financial statements of the Company as of December 31, 2023 and 2022, which appears in this Annual Report on Form 10-K.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas
April 1, 2024